UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2003 (May 15, 2003)

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523
(Address of principal executive offices)	(Zip Code)

(703) 876-3000
 (Registrant’s telephone number, including area code)

Item 5. Other Events.

     On May 15, 2003 General Dynamics Corporation (the “Corporation”) consummated the sale of $500,000,000 principal amount of 2.125% notes due 2006, $500,000,000 principal amount of 3.000% notes due 2008, and $1,000,000,000 principal amount of 4.250% notes due 2013. The notes were sold pursuant to the Corporation’s Registration Statement on Form S-3 (Registration No. 333-104293), which was filed with the Securities and Exchange Commission on April 3, 2003 and declared effective on May 5, 2003. The net proceeds of the sale will be used to repay a portion of the borrowing under the Corporation’s commercial paper program and for other general corporate purposes. The following exhibit is filed in connection with the consummation of the transaction.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit 4.1	Second Supplemental Indenture, dated as of May 15, 2003, among General Dynamics Corporation, the Guarantors named therein and The Bank of New York, as Trustee (includes (i) Form of 2.125% Note due 2006; (ii) Form of 3.000% Note due 2008; and (iii) Form of 4.250% Note due 2013).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: May 16, 2003